POWER OF ATTORNEY

            Each person whose signature appears below designates and appoints PAUL A. ROSENBAUM and MARK L. THOENES, and either of them, true and lawful attorneys-in-fact and agents to sign the Annual Report on Form 10-K for the year ended March 31, 2001, of Rentrak Corporation, an Oregon corporation, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

            IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 23rd day of May, 2001.

Signature                                 Title

/s/ Paul A. Rosenbaum
-----------------------------             Chairman and Chief Executive Officer
Paul A. Rosenbaum                         and Director (Principal Executive
                                          Officer)

/s/ Mark L. Thoenes
-----------------------------             Chief Financial Officer
Mark L. Thoenes                           (Principal Financial and Accounting
                                          Officer)

/s/ Cecil D. Andrus
-----------------------------             Director
Cecil D. Andrus

/s/ George H. Kuper
-----------------------------             Director
George H. Kuper

/s/ Joon S. Moon
-----------------------------             Director
Joon S. Moon

/s/ James G. Petcoff
-----------------------------             Director
James G. Petcoff

/s/ Stanford C. Stoddard
-----------------------------             Director
Stanford C. Stoddard